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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cameron International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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2008 PROXY STATEMENT

everywhere... and right here

CAMERON

Sheldon R. Erikson Chairman of the Board

To the Stockholders of Cameron International Corporation:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cameron International Corporation to be held on Wednesday, May 14, 2008, at the Company's corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, commencing at 10:00 a.m.

        You will find information regarding the matters to be voted on at the meeting in the accompanying formal Notice of Meeting and Proxy Statement.

        This year, new Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these new rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these new rules, we have sent Notice of Internet Availability of Proxy Materials to each of our street name stockholders (those who hold their shares through a bank, broker or other holder of record) providing instructions on how to access our proxy materials and Annual Report over the Internet. All other holders are receiving copies of our proxy materials and Annual Report by mail.

        We know that most of our stockholders will not be attending the Annual Meeting in person. As a result, the Board of Directors of our Company is soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please vote your shares by Internet or by telephone, or if you received our proxy material by mail, by returning the accompanying proxy card, as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in our Proxy Statement.

        Thank you for your continued support and interest in Cameron.

Very truly yours,

Sheldon R. Erikson

CAMERON INTERNATIONAL CORPORATION 1333 West Loop South, Suite 1700 Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m. on May 14, 2008
Place	1333 West Loop South, Suite 1700, Houston, Texas
Items of Business	1. Elect three members to Class I of the Board of Directors.
2. Ratify the appointment of independent registered public accountants for 2008.
3. Vote on such other matters as may properly come before the meeting or any adjournment thereof.
Record Date	March 17, 2008
Annual Report
If you received a printed copy of the proxy materials, the Annual Report to Stockholders for the year ended December 31, 2007, which is not a part of the proxy solicitation materials, was enclosed. It is also available over the Internet as described below.
Proxy Voting	Stockholders of record may appoint proxies and vote their shares in one of three ways:
• using the Internet pursuant to the instructions on the accompanying proxy card,
• calling the toll-free number on the accompanying proxy card, or
• if you received this Proxy Statement by mail, signing, dating and mailing the accompanying proxy card in the envelope provided.

Stockholders whose shares are held by a bank, broker or other agent may appoint proxies and vote as provided by that bank, broker or other agent. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS	The Proxy Statement and Annual Report to Stockholders are available at www.c-a-m.com/investors

By Order of the Board of Directors,

William C. Lemmer
Senior Vice President, General Counsel and Secretary
March 25, 2008

 CAMERON INTERNATIONAL CORPORATION

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2008

        This Proxy Statement, and any accompanying proxy/voting instruction card ("proxy card"), are being made available to stockholders of record of Cameron International Corporation ("the Company") by the Company's Board of Directors ("Board") in connection with its solicitation of proxies to be used at the Company's 2008 Annual Meeting of Stockholders, scheduled to be held on May 14, 2008, or any postponements or adjournments thereof ("Annual Meeting" or "Meeting"). This Proxy Statement and any accompanying proxy card contain information related to the Annual Meeting and was made available to stockholders beginning March 27, 2008.

GENERAL INFORMATION FOR STOCKHOLDERS

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?

        Pursuant to the new rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet to certain of our stockholders. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials to all of our street name stockholders as of the record date. Street name stockholders are those who hold their shares through a bank, broker or other holder of record. The notice contains instructions on how to access our proxy materials over the Internet as well as on how to request a printed copy. If you received such a notice, you will not receive a printed copy of our proxy materials unless you request one.

        In addition, by following the instructions in the Notice of Internet Availability of Proxy Materials, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        Stockholders who hold their shares in their own names are receiving copies of our proxy material and Annual Report by mail and will not receive a Notice of Internet Availability of Proxy Materials.

Why am I receiving these materials?

        The proxy materials have been sent, or access to the materials has been provided to you, because the Board of Directors is soliciting your proxy to vote your shares at the Company's upcoming Annual Meeting.

What is the purpose of the Annual Meeting?

        At the Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, namely:

  1.
  Election of three directors to the Board,

  2.
  Ratification of the appointment of independent registered public accountants for 2008, and

  3.
  Any other business that may properly come before the Meeting, though the election of directors and ratification of the appointment of independent registered public accountants are the only scheduled items for which required notice has been given.

Who is entitled to vote at the Meeting?

        Owners of shares of common stock, par value $0.01 per share ("Common Stock"), of the Company at the close of business on March 17, 2008, the Record Date, are entitled to vote at and participate in the Annual Meeting.

        Participants in the Company's retirement savings plans and the Company-sponsored Individual Account Retirement Plan (collectively, "Retirement Plans") may give voting instructions with respect to the Common Stock credited to their accounts in the Retirement Plans to the trustees of the Retirement Plans who have the actual voting power over the Common Stock in the Retirement Plans.

What are the voting rights of holders of Common Stock?

        Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Meeting.

How does the Board recommend shares be voted?

        Please see the information included in this Proxy Statement relating to the proposals to be voted on. The Board recommends that you vote:

  1.
  "FOR" each of the director nominees, and

  2.
  "FOR" the ratification of the appointment of the Company's independent registered public accountants.

What happens if additional matters are presented at the Meeting?

        Other than the election of directors and the ratification of the appointment of independent registered public accountants for 2008, there are no scheduled items. If another proposal is properly presented for consideration at the Meeting, the persons named in the proxy card will vote as recommended by the Board or, if no recommendation is given, these persons will exercise their discretion in voting on the proposal.

How can shares be voted?

        Shares of Common Stock can be voted in person at the Meeting or can be voted by proxy, and voting instructions can be given to the Retirement Plans' trustees in one of three ways:

  •
  by Internet

  •
  by telephone

  •
  by signing, dating and returning a proxy card.

The instructions for each are on the proxy card.

How will votes be counted?

        Votes will be counted as directed, except when a vote by Internet, telephone or signed proxy card is returned with no choice indicated for any particular matter. In that case, and only for the matter for which no choice is indicated, the shares will be voted as recommended by the Board unless the shares are held in one of the Retirement Plans, in which case they will be voted in the same proportion as the other shares in the Retirement Plans have been voted.

What is an abstention and broker non-vote?

        If you do not desire to vote on any proposal or have your shares voted as provided for in the preceding question, you may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any proposal before the Meeting other than the election of directors. The effect of an abstention is discussed further in the next question and answer.

        A "broker non-vote" occurs when you do not hold your shares directly in your own name, but in the name of a bank, broker or other holder of record, you do not give instructions to your holder of record on how you want your shares voted, and the holder of record either exercises its discretionary authority under the rules of the New York Stock Exchange ("NYSE") to vote on one or more, but not all, of the proposals or the holder of record has no discretion under these rules to vote on the proposal. When a holder of record does not vote on any particular proposal for whatever reason, including that the holder of record has no discretion under these rules to vote on the proposal, a "broker non-vote" occurs with respect to that proposal. Therefore, if you do not give your broker, bank or other holder of record specific instructions, your shares may not be voted on such proposals and will not be counted in determining the number of shares necessary for approval of these matters. Shares represented by "broker non-votes" will, however, be counted in determining whether a quorum is present.

What vote is required for approval and what is the effect of abstentions and broker non-votes?

        Provided a quorum is present, directors are elected by a plurality of the votes cast. Therefore, the three nominees for director receiving the highest number of votes cast will be elected. Abstentions, "broker non-votes" and shares not voted will have no effect on the election of directors.

        The other proposal to be voted on will be decided by a majority of the votes cast on that proposal. Abstentions will have the effect of a negative vote. Shares represented by "broker non-votes" are not entitled to vote on that proposal and will therefore not be counted in determining the number of shares necessary for approval and will, as a result, have no effect.

What constitutes a quorum?

        The presence at the Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting the Meeting to conduct its business. As of the Record Date, 218,507,002 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of Common Stock representing at least 109,253,502 votes will be required to establish a quorum.

What shares will be considered "present" at the Meeting?

        The shares voted at the Meeting and shares which were properly voted by Internet or telephone, or for which properly signed proxy cards have been returned, will be counted as "present" for purposes of establishing a quorum. Proxies received but voted as abstentions and those received but containing "broker non-votes" will be included in the calculation of the number of votes considered to be present at the Meeting.

How can a proxy be revoked?

        A proxy can be revoked at any time prior to a vote at the Meeting by:

  •
  notifying the Secretary of the Company in writing, or

  •
  signing and returning a later-dated proxy.

Who will count the votes?

        The Company has hired a third party, Computershare Trust Company, N.A., to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Meeting.

Where can I find the results of the voting?

        The voting results will be announced at the Meeting and will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2008, unless they are filed earlier on a Form 8-K.

How can I communicate with the Board of Directors?

        You can communicate with our Board of Directors or any individual director by sending a letter addressed to the Board or the director, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027.

How can I find the Company's governance documents, such as the Corporate Governance Principles, the Board Committee Charters, the Codes of Ethics for Directors and for Senior Financial Officers, and the Standards of Conduct for employees?

        All these documents can be found in the "Ethics & Governance" section of our website: www.c-a-m.com. Please note that documents and information on our website are not incorporated herein by reference. These documents are also available in print by writing to the Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, TX 77027.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's office during ordinary business hours for a period of ten days prior to the Meeting.

PROPOSALS

Election of Directors — Proposal Number 1 on the Proxy Card

        The Company's Certificate of Incorporation provides for a Board of Directors of between five and fifteen members divided into three classes. The current number of authorized directors is eight. The term of each class of directors is normally three years, and the term of one class expires each year in rotation, so that approximately one-third of the Board is elected each year. The term of the Class I directors expires at this year's Meeting, at which the stockholders will elect new Class I directors. The current Class I directors are Peter J. Fluor, Jack B. Moore, and David Ross III.

Nominees

        The Nominating and Governance Committee has recommended, and the Board has nominated, Mr. Fluor, Mr. Moore, and Mr. Ross for re-election as Class I directors for a three-year term expiring at the Annual Meeting of Stockholders in 2011, or when their successors are elected and qualified. If any of the director nominees is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        The Board recommends that stockholders vote "FOR" the election of each of the nominees.

Ratification of the Appointment of Independent Registered Public Accountants for 2008 — Proposal Number 2 on the Proxy Card

        Ernst & Young LLP has served as the Company's independent registered public accountants since 1995. The Audit Committee has appointed Ernst & Young LLP as independent registered public accountants for the Company for fiscal year 2008, subject to the ratification of such appointment by the stockholders. A vote will be taken on a proposal to ratify this appointment at the Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent registered public accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the votes cast is not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

        It is expected that representatives of Ernst & Young LLP will be present at the Meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Registered Public Accounting Firm contained in the financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. These representatives will have the opportunity to make a statement if they desire.

        The fees billed by Ernst & Young LLP for services rendered for 2007 and 2006 are set out on page 38 of this Proxy Statement.

        The Board recommends that stockholders vote "FOR" the ratification of this appointment.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Governance

        Corporate governance is typically defined as the system that allocates authority, duties and responsibilities among a company's stockholders, board of directors and management. The stockholders elect a board and vote on extraordinary matters; the board of directors is responsible for hiring, overseeing, compensating and evaluating executive officers, particularly the chief executive officer, and acts as a company's governing body; and management is responsible for managing a company's day-to-day operations. The business and affairs of the Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws. Our Board of Directors has adopted written Corporate Governance Principles and a Code of Ethics for Directors, which further guide its actions. These Principles and the Code are available for review on our website at www.c-a-m.com in the "Ethics & Governance" section. Documents and information on our website are not incorporated herein by reference. These documents are also available in print by writing to the Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, TX 77027.

        The directors monitor the Company's business and affairs through Board and Board Committee meetings, background and informational presentation materials provided to them on a regular basis, and meetings with officers and employees of the Company.

        The non-management directors meet in executive session at each Board and Board Committee meeting. The executive sessions of the Board are led by David Ross III, who has been selected by the Board as Presiding Director for this purpose, and each of the Committees is led by its Chair.

        Our Board has also adopted a formal Standards of Conduct to guide the actions of employees and a Code of Ethics for Senior Financial Officers to promote honest and ethical conduct, proper disclosure of financial information and compliance with laws, rules and regulations. Both the Standards and the Code are available for review and can be accessed in the same manner as the Principles and Code for Directors described above.

Director Independence

        Our Board believes that a majority of our directors should be independent, as defined under standards adopted by the NYSE. The Board makes an annual determination as to the independence of each of the directors, other than employee directors. Under the NYSE rules, no director can qualify as independent if, among other things, the director or any immediate family member is a present or former employee of the Company or its independent registered public accountant or has been part of an interlocking directorate. Additionally, no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company that might interfere with the exercise of his or her independence from management and the Company. In evaluating each director's independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director's relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company's senior management has an interest on the other. As a result of this review, and based on the NYSE standards of independence, the Board affirmatively determined that Nathan M. Avery, C. Baker Cunningham, Peter J. Fluor, Michael E. Patrick, David Ross III, and Bruce W. Wilkinson are independent from the Company and its management. In addition, the Board affirmatively determined that each of the members of the Audit Committee, Messrs. Patrick, Ross and Wilkinson, are independent under the additional standards for audit committee membership under rules of the Securities and Exchange Commission ("SEC"). The remaining directors, Sheldon R. Erikson, and Jack B. Moore, are employees, Mr. Erikson was our Chairman and Chief Executive Officer, and Mr. Moore, our President and Chief Operating Officer, until April 1, 2008, when Mr. Erikson, became our Chairman, and Mr. Moore, our President and Chief Executive Officer.

        In connection with its determination as to the independence of directors, the Board considered ordinary course transactions between the Company and other companies for which Messrs. Fluor, Patrick and Ross serve as directors. The Board also considered that Mr. Wilkinson is Chairman and Chief Executive Officer of McDermott International, Inc. ("McDermott") and that during 2007 McDermott made payments for products purchased from the Company of approximately $37 million. This represents less than 4/5ths of 1% (0.79%) of the Company's consolidated gross revenues for 2007, and approximately 2/3rds of 1% (0.67%) of McDermott's. Additionally, the Board considered that McDermott may order additional product in the future from the Company and is aware of the fact that McDermott has announced Mr. Wilkinson's intent to retire from McDermott by December 31, 2008. The Board has concluded that these transactions and relationships do not adversely affect Mr. Wilkinson's ability and willingness to act in the best interests of the Company and its shareholders or otherwise compromise his independence. The Board took note of the fact that these transactions have been on standard terms and conditions and that McDermott has not been afforded any special benefits and will not be afforded any special benefits from the Company in the future. For these reasons and the fact that Mr. Wilkinson had no involvement in negotiating the terms of the purchases nor interest in the transactions, these purchases were not submitted to our Nominating and Governance Committee for review under our Policy On Related Person Transactions described below.

Policy On Related Person Transactions

        Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction and the Board's Nominating and Governance Committee must review, and if appropriate, approve the proposed related person transaction. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Nominating and Governance Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the related person's involvement in the negotiation of the terms and conditions, to include price, of the related person transaction;

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that the Committee determines to be relevant to its decision to either approve or disapprove the transaction.

        The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as a director of another corporation or organization that is a party to the transaction;

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company's annual consolidated gross revenues; and

  •
  a transaction that is specifically contemplated by provisions of the Company's charter or bylaws such as a contract of indemnity.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Board Responsibilities and Structure

        The primary responsibility of the Board is to provide oversight, counseling and direction to the Company's management from the perspective of the long-term interests of the Company and its stockholders. The Board's detailed responsibilities, to include those of committees of the Board, include: (a) selecting and regularly evaluating the performance of the Chief Executive Officer and other senior executives; (b) planning for succession with respect to the position of Chief Executive Officer and monitoring management's succession planning for other senior executives; (c) reviewing and, where appropriate, approving the Company's major financial objectives and strategic and operating plans and actions; (d) overseeing the conduct of the Company's business to evaluate whether the business is being properly managed; (e) approving the compensation of the Company's executive officers and (f) overseeing the processes for maintaining the Company's integrity with regard to its financial statements and other public disclosures and compliance with laws and ethics. The Board has instructed the Chief Executive Officer, working with the Company's other executive officers, to manage the Company's business in a manner consistent with the Company's standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

        The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled Executive Sessions for the independent directors to meet without management present, and the Board's Presiding Director leads those sessions. The Board has delegated various responsibilities and authority to the Board Committees as described in this section of the Proxy Statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all of the Company's employees outside of Board meetings. Board members periodically visit different Company sites and events worldwide and meet with local management at those sites and events.

Board Committees and Charters

        Our Board of Directors currently has, and appoints the members of, three permanent Committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these Committees operates pursuant to a written charter which can be found in the "Ethics and Governance" section of our website: www.c-a-m.com. As stated earlier, documents and information on our website are not incorporated herein by reference. These documents are also available in print by writing to the Corporate Secretary, 1333 W. Loop S., Suite 1700, Houston, TX 77027. Each of these Committees is composed entirely of independent directors. Membership of the Committees is as follows:

AUDIT	COMPENSATION	NOMINATING & GOVERNANCE
Michael E. Patrick, Chair	Peter J. Fluor, Chair	David Ross III, Chair
David Ross III	Nathan M. Avery	C. Baker Cunningham
Bruce W. Wilkinson	C. Baker Cunningham	Bruce W. Wilkinson

        The Nominating and Governance Committee is responsible for developing, reviewing and monitoring compliance with the Company's policies and practices relating to corporate governance, including the Company's Corporate Governance Principles, and for monitoring compliance with corporate governance rules and regulations, including the Company's Policy on Related Person Transactions, and serves as the Company's nominating committee. The Nominating and Governance Committee, along with the Compensation Committee, is responsible for succession planning for the Chief Executive Officer and the Chairman of the Board. The Nominating and Governance Committee is responsible for reviewing and recommending to the Board, nominees for directors, recommending committee assignments and conducting an annual review of Board effectiveness and the performance of the Chief Executive Officer.

        The Audit Committee reviews and approves the Company's financial statements and earnings releases, oversees the internal audit function, reviews the Company's internal accounting controls and oversees the Company's compliance policies and programs. The Audit Committee has the sole authority to appoint, review and discharge our independent registered public accountants. The Board has determined that Mr. Michael E. Patrick, Chairman of the Audit Committee, and Messrs. David Ross III and Bruce W. Wilkinson, all the members of the Audit Committee, are "audit committee financial experts" and "independent" as defined under applicable SEC and NYSE rules. The Report of the Audit Committee appears on pages 36-37 of this Proxy Statement.

        The Compensation Committee is responsible for developing our non-employee director compensation program and presenting it to our Board for approval. It is responsible for the compensation plans and decisions for all executive officers other than the Chief Executive Officer with respect to whom the Committee confers with the Board before making its compensation decisions. It oversees the compensation program for non-executive employees and supervises and administers the compensation and benefits policies and plans of the Company. The Compensation Committee also oversees executive development and succession planning, except, as noted above, it shares the responsibility for succession planning for the Chief Executive Officer and the Chairman of the Board with the Nominating and Governance Committee. A description of the Committee's role in determining executive compensation is contained in "Executive Compensation — Compensation Discussion and Analysis" which appears on pages 14-24 of this Proxy Statement. A description of the Committee's role in determining non-employee director compensation is contained in "Corporate Governance and Board of Directors Matters — Director Compensation" which appears on pages 9-10.

Meeting Attendance

        During 2007, our Board of Directors held six meetings, the Audit Committee held nine meetings; the Compensation Committee held five meetings and the Nominating and Governance Committee held five meetings. Attendance for all such meetings was 100 percent, except for Mr. Patrick who missed one Board meeting and Mr. Wilkinson who missed one Audit Committee meeting.

        Each director is expected to make a reasonable effort to attend all meetings of the Board, all meetings of the Committees of which such director is a member and the Company's annual meeting of stockholders. All of the directors attended the Company's 2007 annual meeting of stockholders. Each director is also expected to have reviewed materials supplied in advance of such meetings.

Director Compensation

        The compensation program for our non-employee directors has been developed by the Compensation Committee after analyzing competitive market data prepared by Frederic W. Cook & Co., Inc., an outside executive compensation firm, whom the Compensation Committee has retained as its independent consultant. The program has been approved by the full Board.

        The following sets out the components of the compensation program for our non-employee directors. Employee directors receive no additional compensation for serving on our Board of Directors:

COMPENSATION	AMOUNT/NUMBER

Initial Grant Upon Election	4,000 deferred stock units *
Annual Board Retainer	$50,000
Annual Equity Grant	4,000 deferred stock units
Annual Committee Chair Retainer	$20,000 (Audit Committee) $10,000 (Other Committees)
Board/Committee Meeting Fee	$2,500
Telephonic Meeting Fee	$1,000
*
If a director's election occurs between annual meetings of stockholders, the number granted as an Initial Grant will be a pro-rata portion of the grant amount equal to the remaining balance of the board year (e.g., months until next annual meeting of stockholders).

        One quarter of the Annual Equity Grant is earned and vests at the end of each quarter of service as a director. Vested deferred stock units are payable in Company Common Stock at the earlier of three years from the grant date or the end of Board tenure, unless electively deferred by the director for a longer period. Directors may elect to defer their Board and Committee Chair retainers under our Deferred Compensation Plan for Non-Employee Directors. Deferral can be made for such periods of time as may be selected by the director and can be made into deferred stock units, payable in Company Common Stock or cash, at the director's election, or into accounts with the same investment options available to employees under the Company's 401(k) plan. No above-market interest is credited or paid on cash deferrals, as defined for purposes of the SEC's proxy reporting rules.

        Directors are eligible to use Company aircraft for personal travel, provided they reimburse the Company for the incremental operating cost to the Company of any such use. Additionally, the spouses of directors are invited to the Company's annual off-site Board meeting and to other events requiring business-related travel. The directors are reimbursed by the Company for the cost and tax liability associated with the cost of their spouses' or companions' business-related travel.

Director Compensation Table

        The following table provides compensation information for 2007 for each non-employee director:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation ($)	Total ($)

Nathan M. Avery	77,000	247,364	-0-	-0-	-0-	-0-	324,364.00
C. Baker Cunningham	85,500	247,364	-0-	-0-	-0-	15,902.80(5)	348,766.80
Peter J. Fluor	88,000	247,364	-0-	-0-	-0-	16,574.73(5)	351,938.73
Michael E. Patrick	97,750	247,364	-0-	-0-	-0-	15,558.18(5)	360,672.18
David Ross III	99,500	247,364	-0-	-0-	-0-	17,737.62(5)	364,601.62
Bruce W. Wilkinson	88,500	247,364	-0-	-0-	-0-	-0-	335,864.00
(1)
Mr. Fluor deferred $60,000 and Mr. Patrick deferred $66,250.

(2)
The amounts in "Stock Awards" column represent the compensation cost we recognized in 2007, determined in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment

  (Statement of Financial Accounting Standards No. 123(R)). For a discussion of valuation assumptions, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. The grant-date fair market value of the DSUs was $33.80. Each director held 4,000 unvested deferred stock units at year-end.

(3)
In 2005, the Company eliminated stock options for non-employee directors and replaced that element of the directors' compensation package with grants of deferred stock units payable in Company Common Stock. No grants of stock options have been made to directors since 2005. The aggregate number of shares underlying prior-year option awards outstanding at the end of 2007 was: -0- for Nathan M. Avery; 24,000 for C. Baker Cunningham; 24,000 for Peter J. Fluor; 48,000 for Michael E. Patrick; -0- for David Ross III; and, 48,000 for Bruce W. Wilkinson.

(4)
While our directors are entitled to elect to defer their retainers, they may defer them only into deferred stock units payable in Company Common Stock, or the cash value thereof, or into cash accounts with the same investment options available to employees under the Company's 401(k) Plan.

(5)
This amount is the cost of spouse business-related travel to the Company's 2007 Board meeting, plus the gross-up of the related tax liability. The individual cost of each of these components is set out in the following chart.

Name	Travel Expense	Tax Gross-Up

C. Baker Cunningham	10,106.00	5,796.80
Peter J. Fluor	10,533.00	6,041.73
Michael E. Patrick	9,887.00	5,671.18
David Ross III	11,272.00	6,465.62

Stockholder Communications with the Board

        Any interested party desiring to communicate with our Board, or one or more of our non-management directors, may send a letter addressed to the Company's Board of Directors as a whole or to individual directors, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027. The Corporate Secretary has been instructed by the Board to screen the communications to insure they truly are communications with the Board or a director and promptly forward all such communications to the full Board or to the individual director specifically addressed in the communications.

Director Selection Process

        The Nominating and Governance Committee is the Board committee responsible for developing the Company's slate of director nominees for election by stockholders, which the Committee then recommends to the Board for its consideration. The Committee engages the services of a third-party search firm to assist in the identification and evaluation of Board member candidates when it conducts a search for director nominee candidates.

        The Nominating and Governance Committee determines the required selection criteria and qualifications for Company director nominees based upon the needs of the Company at the time nominees are considered. A candidate, at a minimum, must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, international transactions and the oilfield services industry. In general, candidates who hold an established executive level position in business, finance or education will be preferred. The Nominating and Governance Committee will consider these criteria for nominees identified by itself, by stockholders or by some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contribution, performance and meeting attendance records.

        The Nominating and Governance Committee will consider qualified candidates for possible nomination who are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary, at the address listed on the Notice of Annual Meeting of Stockholders: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director, if elected; and (3) a signed statement as to the submitting stockholders' current status as a stockholder and the number of shares currently held.

        The Nominating and Governance Committee assesses each proposed nominee based upon the resume and biographical information, the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company. Based upon this preliminary assessment, candidates may be invited to participate in a series of interviews. Following this process, the Nominating and Governance Committee determines which nominee(s) to recommend to the Board for election by the Board and nomination for election by our stockholders at the next annual meeting. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

        No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the Annual Meeting. Any stockholder desiring to present a nomination for consideration by the Committee prior to our 2009 annual meeting must do so prior to September 1, 2008, in order to provide adequate time to duly consider the nominee and comply with our bylaws.

The Nominees and Continuing Directors

        The names of the nominees for director and of the continuing directors, their principal occupations during the past five years, other directorships held, and certain other information are set out below, in order of their classification.

NOMINEES STANDING FOR ELECTION

CLASS I — TERM ENDING 2011

PETER J. FLUOR

        Director since February 2005. Age 60. Chairman of the Board since 2001 and Chief Executive Officer since 1990 of Texas Crude Energy, Inc., a private, independent oil and gas exploration company, where he has been employed since 1972 in positions with increasing responsibilities, including President from 1980 to 1990. He is a director of Fluor Corporation, for which he was interim chairman from January 1998 through July 1998, and, is currently its lead Independent Director, and Anadarko Petroleum Corporation; and also is a director of The Welch Foundation. He served on the board of directors at Devon Energy Corporation from 2003 to 2007. He is a member of the All American Wildcatters, and an Emeritus member of The Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University.

JACK B. MOORE

        Director since 2007. Chief Executive Officer as of April 1, 2008, and President since January 2007 of the Company. Age 54. From January 2007 until April 1, 2008, he was Chief Operating Officer, and from July 2005 to January 2007 Senior Vice President, and from May 2003 to July 2006, Vice President of the Company. He was also the Company's President, Drilling and Production Systems from July 2002 to December 2006, and Vice President and General Manager, Cameron Western Hemisphere from July 1999 to July 2002. Prior to joining Cameron, he was employed by Baker Hughes Incorporated from 1977 to July

1999 in various management positions including Vice President, Eastern and Western Hemisphere Operations. He serves on the Board of Spindletop International and the Petroleum Equipment Suppliers Association, where he served as past Chairman of the Board, and serves on the University of Houston Bauer College of Business Executive Advisory Board.

DAVID ROSS III

        Director since 1995. Age 67. Member of The Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University. From 1987 until 1993, he was Chairman and Chief Executive Officer of the Sterling Consulting Group, a firm providing analytical research, planning and evaluation services to companies in the oil and gas industry. He is a director of Process Technology Holdings, Inc. and Compete-At.com.

DIRECTORS CONTINUING IN OFFICE

CLASS II — TERM ENDING 2009

NATHAN M. AVERY

        Director since 1995. Age 73. Partner, GHXX Investment Ltd., Chairman of the Board and Chief Executive Officer of Galveston-Houston Company, a company specializing in the manufacturing of products to serve the energy and mining industries, from 1972 to December 2000, when it was sold to Komatsu, Ltd. He has been an active participant in the oil and gas industry since the 1960s and was Chairman of the Board of Directors of Bettis Corporation, an actuator company, until 1996, when Bettis Corporation merged with Daniel Industries, Inc., and was a director and member of the Executive Committee of Daniel Industries until June 1999, when Daniel Industries merged with Emerson Electric Co.

C. BAKER CUNNINGHAM

        Director since 1996. Age 66. President and Chief Executive Officer, and director, of Belden CDT Inc., a manufacturer of high-speed electronic cables focusing on products for the specialty electronic and data networking markets, including connectivity, from July 2004 to October 2005. He served as Chairman of the Board, President and Chief Executive Officer of Belden Inc., a wire, cable and fiber optic products manufacturing company, from 1993 to July 2004. He is a director of Rea Magnet Wire Company, Inc., a privately held corporation.

SHELDON R. ERIKSON

        Chairman of the Board of the Company since 1996. Age 66. He also has been Chief Executive Officer of the Company from 1995 to March 31, 2008 and President of the Company from 1995 to 2006. He was Chairman of the Board from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Rockwood Holdings, Inc. He also serves on the boards of directors of the National Petroleum Council, the American Petroleum Institute, and the Petroleum Equipment Suppliers Association, of which he is a past Chairman of the Board.

CLASS III — TERM ENDING 2010

MICHAEL E. PATRICK

        Director since 1996. Age 64. Vice President and Chief Investment Officer of Meadows Foundation, Inc., a philanthropic association, since 1995. He is a director of BJ Services Company and Apptricity Corporation.

BRUCE W. WILKINSON

        Director since 2002. Age 63. Chairman of the Board and Chief Executive Officer since August 2000, and President and Chief Operating Officer from May 2000 to July 2000, of McDermott International, Inc., an energy services company.

Stock Ownership Guidelines

        The Company has had stock ownership guidelines for its directors, and stock ownership requirements for its officers and other key executives, since 1996. The Board adopted these guidelines and requirements in order to align the economic interests of the directors and officers of the Company with those of all stockholders and to further focus their attention on enhancing stockholder value. Under these guidelines, outside directors are expected to own at least 8,000 shares of Common Stock within three years of their election to the Board. Officers are required to own Common Stock having a market value between two and five times their base salary, as is more fully described in "Executive Compensation — Compensation Discussion and Analysis — Stock Ownership Requirements" on page 23 of this Proxy Statement. In each case, valuation for this purpose is based on the higher of cost or current market value. Deferred Stock Units owned by directors are included in the stock ownership calculation. All directors are in compliance with the guidelines.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives.

        The purpose of our executive compensation program is to advance the interests of our stockholders by:

  •
  attracting, retaining and motivating qualified executives to lead and manage the business and affairs of the Company,

  •
  providing performance-based incentives to encourage and reward the attainment of the Company's annual, long-term and strategic goals and objectives, and

  •
  aligning the executives' interests with those of our stockholders through equity incentives and Company ownership.

        To achieve this purpose, our executive compensation program is designed to recognize and reward our executives for their performance and contributions to the Company. When measuring an executive's performance and contributions, a number of factors are taken into consideration, such as:

  •
  the executive's level of responsibility and impact on Company results.

  •
  the skill and experience needed to fulfill his or her responsibilities,

  •
  the executive's effectiveness in discharging his or her responsibilities,

  •
  the level of the executive's achievement of goals and objectives, and

  •
  the Company's performance against its short-term objectives and long-term goals.

        Our executive compensation package is primarily comprised of base salary, annual incentives, and long-term equity incentives in the form of performance-based restricted stock units and stock options. We also provide benefits and perquisites. We use the annual incentive bonus and the performance-dependent restricted stock unit awards to reward performance against shorter-term performance goals, and we use stock option awards to make a portion of executive compensation dependent on long-term value creation for our stockholders. Since neither the annual incentive bonus nor the performance-dependent restricted stock units can be earned unless a pre-determined level of performance is achieved against goals and since stock options provide value only to the extent there is an increase in value of our common stock over the exercise period, we believe the bulk of our executive compensation is at risk and that the overall program reflects the principle of pay for performance.

        Our program targets the level of the base salaries and annual incentives at median competitive market levels, and our long-term equity incentives at the median-to-75th percentile, when compared to similar positions with our peer-group companies. Our program is designed to have significant swings in total compensation and in any or all of the performance-based components, both above and below these targeted levels, in order to motivate and reflect performance. A competitive comparison to compensation surveys and peer-company compensation disclosure data conducted during 2007 by the Compensation Committee's independent consultant showed that our executive officers' cash compensation averaged 5% to 10% below median competitive market levels, our long-term incentives averaged 5% to 10% above median levels, and our Total Direct Compensation (the sum of base salary, annual incentives, and long-term incentive grant values) was slightly above median.

Implementation of the Executive Compensation Program.

        Role of the Compensation Committee.    Our executive compensation program is administered by the Compensation Committee of our Board of Directors, which makes all compensation decisions regarding all executive officers of the Company, including our Named Executive Officers, except in the case of the Chief Executive Officer (and, during 2007, Mr. Moore, because he was designated to become Chief Executive Officer), with respect to whom the Committee confers with all the other independent directors in Executive Session before making its compensation decisions.

        The principal functions of the Committee with respect to executive compensation include:

  •
  Establishing, reviewing and approving our compensation policy and strategy;

  •
  Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation and, in conjunction with the other independent directors sitting in Executive Session, evaluating the Chief Executive Officer's performance in light of those goals and objectives and setting the Chief Executive Officer's compensation level based on this evaluation;

  •
  Reviewing and approving the compensation of our other executive officers;

  •
  Making recommendations to the Board with respect to annual and long-term incentives for executive officers and other key employees;

  •
  Exercising oversight responsibility for severance policies and individual employment and severance arrangements, including change-in-control arrangements;

  •
  Reviewing and enforcing compliance with stock ownership guidelines for directors and for executives;

  •
  Reviewing and approving executive benefits and perquisites;

  •
  Overseeing administration of our annual incentive plan and (i) establishing eligible classes of participants, (ii) setting performance targets, (iii) approving minimum, target and maximum awards, and (iv) certifying attainment of goals and approving any payouts;

  •
  Overseeing administration of our long-term incentive plans and (i) establishing the award guidelines to be used in determining the amount and mix of individual awards, (ii) making grants to officers and key employees, and (iii) authorizing the number of shares available for grant to other employees; and

  •
  Overseeing administration of our retirement plans.

        Role of Compensation Consultant.    The Compensation Committee is assisted in these efforts by management and by Frederic W. Cook & Co. ("FWC"), an outside executive compensation consulting firm whom the Compensation Committee engages on a year-to-year basis as its independent consultant. With respect to executive compensation matters, FWC reports to and acts at the direction of the Compensation Committee. FWC works solely for the Compensation Committee, except in those instances when the Committee believes it would assist the Committee to have FWC work with management to develop recommendations for the Committee's consideration on executive compensation matters. However, in no event does FWC provide any services for management or the Compensation Committee that are unrelated to supporting the charter of the Compensation Committee.

        FWC conducts an annual review of the Company's executive compensation program for the Compensation Committee. The review focuses on:

  •
  the program's effectiveness in supporting the Company's business strategy,

  •
  the program's reasonableness and competitiveness as compared to the compensation practices of our peer companies,

  •
  a market comparison of each element of direct compensation with peer-company data, gathered from peer-company proxy statements and other disclosure documents,

  •
  compensation surveys of the manufacturing industry conducted by Towers Perrin and Hewitt Associates,

  •
  the dilution and burn rate potential of equity incentives,

  •
  the cost to our stockholders of equity incentives in relation to the market-capitalization of the Company and peer companies.

  •
  other elements of compensation, such as perquisites and payments on severance or change-in-control,

  •
  the carried interest equity ownership of each of the executive officers, which includes shares owned directly and indirectly through outstanding equity grants, and

  •
  compliance with our stock ownership guidelines.

        The peer group used to make competitive compensation comparisons is composed of publicly-traded oil services and equipment manufacturing companies of generally similar size and complexity with whom we compete to attract and retain qualified executives. In 2007, this group was composed of the following companies, as selected and approved by the Compensation Committee taking into account the recommendations made by FWC:

Baker Hughes	Nabors Industries
BJ Services	National Oilwell Varco
FMC Technologies	Schlumberger
Grant Prideco	Smith International
Halliburton	Transocean
McDermott International	Weatherford International

        Management provides the Compensation Committee with an annual "tally sheet" that itemizes the total compensation of each executive, including the Named Executive Officers, for the past two years and the estimated minimum, target and maximum total compensation that could be earned by the executive in the current year depending on whether, and to what extent, performance-based compensation is earned. The Committee considers the competitiveness of each component of total compensation and the overall competitiveness of total compensation as it makes its decisions on compensation for the coming year.

        When making compensation decisions with respect to the amount of each element of total compensation, the Committee considers:

  •
  performance of the individual executive,

  •
  performance of the Company in relation to its peers,

  •
  compensation levels and practices of companies with which it competes for talent,

  •
  FWC's recommendations regarding the appropriate mix of compensation,

  •
  total compensation of each executive position as compared with the 25th, 50th and 75th percentile compensation for a like position with the individual peer companies and with the results of industry surveys to obtain a broad perspective of the range of competitive reasonableness, and

  •
  internal equitability based on relative duties, responsibilities and position impact within the Company.

        Role of the CEO.    The CEO periodically reviews with the Compensation Committee the performance of other executive officers, including the other Named Executive Officers, for the Committee's use when making compensation decisions. The CEO also submits proposals for the performance objectives of the annual incentive plans based on, and designed to encourage, achievement of the Company's operating plan and budget as approved by the Board. The CEO offers recommendations to the Committee on executive compensation program design and on individual executive officers' compensation components. The CEO also regularly attends Compensation Committee meetings and provides his thoughts, comments and recommendations to the Committee on matters being considered by the Committee.

Components of Executive Compensation.

        The components of compensation for our executive officers, including the Named Executive Officers, are:

  •
  base salaries,

  •
  annual incentives,

  •
  long-term incentives, and

  •
  benefits and perquisites.

        Annual incentives and long-term incentives are based on a percentage of base salary. Benefits and perquisites are provided according to the grade level of the employee and are not determined on an individual employee basis.

        Base Salary.    Each of our executives receives a base salary to compensate him or her for services rendered during the year. Base salary ranges are determined for each executive position based on job responsibilities, required experience, value to the Company, and peer-group and general-market competitiveness. Our base salaries are generally set at or near the median of the base salaries paid to similarly-situated executives at peer companies. Base salaries provided between approximately 10% and 20% of the 2007 Total Direct Compensation of our Named Executive Officers. Base salaries, along with all other elements of compensation, are reviewed annually by the Committee at its November meeting, and are set for the coming year giving consideration to:

  •
  any changes in levels of responsibility or value to the Company,

  •
  the performance of the executive,

  •
  the annual review of executive compensation prepared by FWC, discussed above, to include:

  —
  a review of the executive's compensation in relation to the respective peer group and survey data, and

  —
  a review of the executive's compensation relative to individual performance and to base salaries of other executive officers.

        At its November 2007 meeting, the Committee raised the 2008 base salary of Mr. Myers to $475,000, Mr. Moore to $600,000, Mr. Carne to $425,000, and Mr. Lemmer to $390,000 and left Mr. Erikson's unchanged at $1,025,000. These actions were based upon FWC's annual review of the Company's executive compensation program and were intended to bring base salaries in line with the Committee's policy of targeting base salaries at median competitive levels.

        At its February 2008 meeting, the Committee raised Mr. Moore's base salary to $800,000 in conjunction with and effective upon his April 1, 2008 promotion to Chief Executive Officer. The Committee also raised the base salary of Mr. Carne to $500,000 in recognition of his increased responsibilities due to the growth of the Drilling and Production Systems group of which he is President.

        Annual Incentives.    Our Management Incentive Compensation Plan ("MICP"), approved by our stockholders in 2005, provides each of our executive officers and other key management employees, including the Named Executive Officers, an opportunity to earn an annual cash bonus based on performance against objectives set by the Compensation Committee. Our annual bonus plan is performance-based and places a significant portion of Total Direct Compensation at risk. The MICP is designed to motivate and reward key management employees whose efforts impact the annual performance of the Company by making the amount of their bonus dependent upon achievement of Company or group financial performance objectives, and in some instances, individual performance objectives. The performance-based annual incentives provided between approximately 8% and 20% of the 2007 Total Direct Compensation of our Named Executive Officers.

        Pursuant to the terms of the MICP, the Compensation Committee establishes a target award for each executive. Additionally, after reviewing such factors as the Company's business portfolio, competition and market conditions, the Committee reviews proposals for annual performance goals submitted by the Chief Executive Officer and sets the Company's performance objectives for the coming year, and then, after year-end, measures actual performance against these objectives.

        The MICP sets out the various performance measures from which the Committee may choose when setting yearly performance objectives. They include basic measures of financial performance, such as: earnings, or derivatives thereof including earnings before interest, income taxes, depreciation and amortization (EBITDA), earnings before taxes (EBT), and earnings per share (EPS); return on equity (ROE); cash flow; bookings; revenues; return on net capital employed (RONCE); and, economic value added (EVA).

        • Setting Individual Target Awards.    The Compensation Committee, taking into consideration peer group and industry competitive practices, the advice and recommendations of FWC, and the recommendations of the Chief Executive Officer for positions other than his own; establishes a target award for each executive expressed as a percentage of his or her salary. Our target awards are set at or near the market-median target for similar positions with our peer companies. The target awards for our Named Executive Officers for 2007 and 2008 are set out below. Mr. Lemmer's MICP target award percentage was increased to bring it in line with median competitive levels and to recognize his promotion to Senior Vice President in 2007.

	MICP Target Award*
Name	2007	2008

Sheldon R. Erikson	100	100
Franklin Myers	60	60
Jack B. Moore	75	75
John D. Carne	60	60
William C. Lemmer	55	60
    *
    Expressed as a percentage of base salary.

        • Setting the Performance Objectives.    Performance objectives for each year are set by the Committee based upon proposals submitted to the Committee by the Chief Executive Officer which, in turn, are based on and designed to encourage achievement of the Company's performance goals set out in the Company's annual operating plan and budget approved by the Board for that year. The Committee also considers market expectations for the Company's performance for the year. The Committee attempts to set goals so that the relative difficulty of achieving target performance levels is consistent from year to year.

        • 2007 Performance Objectives.    For 2007, MICP performance objectives were established for Earnings Per Share ("EPS") and cash flow for corporate officers, including the Chief Executive Officer. For group officers the performance objectives were group-specific targets for Earnings Before Taxes ("EBT") and cash flow. The EPS target was $1.875 per share, on a post-split adjusted basis, and the cash flow target was $250 million. The officers with operations responsibilities had cash flow targets that assumed a hypothetical balance sheet using a capital structure of 40% debt and 60% equity. The corporate officers had targets derived from the actual capital structure of the total corporation.

        In addition, for 2007, there were two additional performance hurdles. For each year since the Company's inception, including 2007, the Company must have achieved an ROE of 7% for the year or any bonus payment otherwise earned for all participants would have been reduced by 50%. Additionally, beginning with 2007, any bonus otherwise earned by a group participant could have been increased by 10%, or reduced by 20%, depending on how the group performed against its on-time-delivery performance target.

        Performance against those objectives is set out in the chart in "Measuring Performance" on page 20.

        • 2008 Performance Objectives.    For 2008, MICP performance objectives have been established for EPS and cash flow for corporate officers, including the Chief Executive Officer. For group officers the performance objectives have been established for EPS and for group-specific targets for EBT and cash flow.

        The same additional performance hurdles apply, and to the same effect, in 2008 as in 2007.

        We believe the degree of difficulty in achieving the 2008 MICP performance objectives is best judged in light of the degree of difficulty in reaching performance goals in prior years. In the past five years, the Company has outperformed its annual operating plan and budget four times, and over the five-year period has achieved bonus payments for performance against goals ranging from 0 to 200% of target, and has averaged 148.7%

        • Calibrating Target Awards to Performance. The actual awards for 2007 could have varied from 0-200% of the target awards for corporate executives, including the Chief Executive Officer, and from 0-220% for group executives, depending upon actual achievement against performance objectives in the following manner. The Compensation Committee weighed the EPS/EBT and cash flow performance goals at 75% and 25%, respectively.

Performance Level Achieved		Percent of Target Award Earned Corporate Executive
EPS/EBT	Cash Flow

Less than 90%	Less than 87%	0
90%	87%	50
100%	100%	100
120% or more	125% or more	200

        The maximum amount that can be earned under the MICP is capped at 200% of target (or 220% in the case of group executives), even when performance exceeds the maximum for the objective. No additional sum can be earned or "banked" for subsequent years.

        • Measuring Performance. Following the closing of the books for the year, the Committee verifies and certifies, at its February meeting, the Company's and each group's actual performance against the performance objectives established at or prior to the beginning of each year.

        Under the terms of the MICP, the Compensation Committee has the authority to exercise negative discretion to adjust an executive officer's award down by as much as 25% from the established target award, based on individual performance. The Committee made no discretionary adjustments, modifications or revisions, and made no discretionary awards to any executive officer for 2007.

        For 2007, the Compensation Committee certified the achievement of actual performance against performance objectives, and the resulting pay-out attainment under the MICP, for corporate executives and the executives of the groups, as follows:

	Financial Objective			Cash Flow
						Overall MICP Attainment	Adjusted MICP Attainment*
	Type	Performance vs. Target	MICP Attainment	Performance vs. Target	MICP Attainment

Corporate	EPS	112.2%	162.2%	96.8%	87.3%	143.4%	143.4%
Drilling & Production System	EBT	110.8%	127.8%	120.4%	121.1%	126.1%	100.9%
Valves & Measurement	EBT	109.1%	145.2%	135.0%	200.0%	158.9%	127.1%
Compression Systems	EBT	99.4%	97.4%	84.3%	0.0%	73.0%	58.4%
*
The adjusted attainment percentage reflects the impact of the additional performance hurdles.

        Long-Term Incentives.    Our long-term incentive program, administered under the stockholder-approved 2005 Equity Incentive Plan (the "EQIP"), is intended to align compensation of executives, including the Named Executive Officers and certain other designated key management employees, with the interests of our stockholders by providing incentives tied to the long-term performance of the Company, and by rewarding creation and preservation of long-term stockholder value. Our long-term incentive program provided between approximately 50% and 68% of the 2007 Total Direct Compensation of our Named Executive Officers.

        The Compensation Committee, in consultation with FWC, determines an aggregate long-term incentive target amount for all long-term incentives to be granted in the year using the Shareholder Value Transfer methodology. This methodology develops competitive annual long-term incentive amounts by targeting aggregate annual awards based on grant value (and cost) as a percentage of market capitalization. Once the aggregate target amount is determined, the Committee then makes individual allocations based on competitive market data developed by FWC and set out in its annual review of compensation discussed above. The long-term incentive value allocated to any individual executive is awarded in the form of stock options and performance-based restricted stock units ("RSUs"). The Committee targeted approximately 25% of the long-term incentive target amount to performance-based RSUs and approximately 75% to stock options for the 2007 and the 2008 awards. Adjustments were then made to reflect individual performance. While time-based RSUs are awarded to other executives and key employees, only stock options and performance-based RSUs are awarded to executive officers.

        • Performance-Based RSUs.    These grants are intended to serve two purposes: (1) encourage and reward performance and (2) assist in retention of key employees. As a result, there are both performance and continued employment requirements that must be met in order for the executive to earn the RSUs.

    Performance Requirements.    A target number of RSUs is established for each executive by dividing an amount equal to his or her target MICP bonus by the price of the Company stock at the beginning of the year in which they can be earned. The actual number of RSUs that can be earned, and therefore the ultimate value of the awards, ranges from 0 to 200% of the target number, and is dependent on the performance of the Company during the year against the same MICP performance goals for corporate officers set by the Committee.

    Continued Employment Requirement.    The vesting of any RSUs earned, and payment of the shares they represent, is subject to continued employment. Except as noted below, no RSUs vest if the executive terminates prior to vesting. The awards earned for 2007 performance have three-year cliff vesting and will vest and be paid in 2010. The awards earned for 2008 performance also have a three-year cliff vesting and will vest and be paid, if and to the extent earned, in 2011.

        • Stock Options.    Awards of stock options are intended to link long-term stock price appreciation and long-term executive officer compensation, provide an opportunity for increased equity ownership by executives, encourage employee retention and maintain competitive levels of total direct compensation. In 2007, each executive officer, including the Named Executive Officers, received an award of stock options. The number of options was determined by taking the 75% weighting of the Compensation Committee-approved long-term incentive target amount designated for stock options and dividing by the Black-Scholes value of a Company stock option.

    Exercise Price.    The exercise price for all stock option awards made in 2007 is equal to the closing share price on the date of grant. The Company has not backdated option awards nor granted options with an exercise price less than either the per share weighted-average daily trading price, pursuant to the terms of the EQIP until 2006, or the closing price on the date of grant, pursuant to the terms of the EQIP as amended in 2007, whichever was then applicable.

    Grant Practice.    The Compensation Committee has historically approved annual awards of stock options at its November meeting to be made effective the following business day. At its meeting in November 2007, the Committee formally adopted this method of selecting the grant date for the annual awards. The Committee intends to employ this method irrespective of whether the Company is then in possession of material, non-disclosed information. The Committee preferred this "mechanical" approach to selecting the grant date rather than a "discretionary" approach, to avoid making arbitrary judgments regarding timing of awards. To the extent newly hired or promoted executives receive an initial award of stock options, such options are priced at the closing price on a date no earlier than their actual date of hire or promotion. However, equity awards made to newly hired executives are mostly in the form of RSUs.

    Vesting.    The options vest at a rate of 33 1/3% per year over the first three years of a seven-year option term. If terminations were to occur during the three-year vesting period, the Committee has provided for vesting treatments intended to make vesting considerations in regard to termination decisions by the Company or by the employee neutral. For treatment of vesting upon termination within the three-year period, see the discussion following the Grant of Plan Based Award table on page 27.

        Stock options awarded under the predecessor long-term incentive plan to the EQIP allowed for options to be "reloaded." Stock options awarded under the EQIP have no reload provisions and no options granted since November, 2005 have reload provisions. Under a reload right, when an option holder pays the exercise price of a stock option using shares of stock already owned, the holder is granted a new option for a number of shares equal to the number of shares tendered in payment at an exercise price equal to the closing price on the preceding trading day, used to determine the value of the shares tendered.

        Benefits and Perquisites.    We provide our executive officers with benefits and perquisites that we and the Committee believe are reasonable, competitive and necessary to attract and retain qualified executives to lead and manage our business and affairs. The Committee reviews each year for appropriateness both the nature and type of benefits and perquisites and the value and cost thereof.

        • Retirement Benefits.    In 2007, we provided retirement benefits to all our non-union employees in the United States through two qualified plans, our 401(k) defined contribution plan and our qualified defined benefit retirement plan. We also provided benefits under two nonqualified benefit plans to our more highly compensated employees, including the Named Executive Officers. These two plans are our Supplemental Excess Defined Benefit Plans ("Excess DB Plan") and our Supplemental Excess Defined Contribution Plan ("Excess DC Plan").

        The Excess DC Plan is a "spill-over" 401(k) plan. Once an executive has contributed up to the limits on compensation allowed under the Internal Revenue Code ("IRC") for 401(k) plans, the executive may continue to contribute the same percentage of compensation to the Excess DC Plan, and would earn interest on such contributions equal to the rate earned by the fixed income fund of our 401(K) defined contribution plan. For 2007, the rate was 4.92%.

        The Excess DB Plan is a "spill-over" retirement plan. This plan provided a nonqualified benefit to highly compensated employees, including Named Executive Officers that is equal to the benefit that would have been provided under our qualified retirement plan had the compensation and benefit limits of the IRC not been met.

        The retirement plan and its "spill-over" Excess DB Plan are in the process of being terminated and were frozen, effective December 31, 2007. The Compensation Committee and, upon the Committee's recommendation, the Board decided to terminate the retirement plan and made changes to our excess plans in order to reduce our exposure to funding risks created by the volatility of markets in which pension assets may be invested. The retirement plan is being replaced with an enhanced Company contribution under our 401(k) plan. The Excess DC Plan has been amended and converted to a nonqualified supplemental deferred compensation plan. Under this supplemental deferred compensation plan, an executive can defer up to 20% of his or base salary and 75% of his or her annual incentive bonus and the Company will match the sum deferred dollar-for-dollar up to the first six percent (6%) of salary and bonus deferred on an annual basis. Outstanding balances of participants in the Excess DB Plan who are active employees will be combined with their balances under the Excess DC Plan and transferred to this supplemental deferred compensation plan. These balances and the existing balances under the prior Excess DC Plan, have been funded by means of a rabbi trust to allow participants to make investment choices similar to those available under our 401(k) plan. The Company now provides a 401(K) plan to all of our non-union employees in the United States and a non-qualified deferred compensation plan to our more highly compensated employees, including the Named Executive Officers.

        We do not offer a supplemental executive retirement plan or SERP.

        • Perquisites.    In addition to the standard health, dental, life and disability insurance benefits offered to substantially all of our U.S. non-union employees, our executive officers, including the Named Executive Officers, are eligible to receive financial planning services and reimbursements for country, luncheon and fitness club dues. Senior Vice Presidents, the Chief Operating Officer and the Chief Executive Officer are eligible to use Company leased aircraft for personal travel provided they reimburse the Company for the incremental operating cost to the Company of any such use. Additionally, when the spouse of an executive accompanies the executive on travel for business purposes, the executive receives a tax gross-up for any resulting imputed income. Certain executive officers have also been reimbursed for automobile fuel and cleaning expenses in lieu of reimbursement for toll charges and actual miles driven in their personal automobiles for Company business.

        The Company provides these benefits and perquisites for competitive reasons and because, in the case of spousal travel, the Company's business is global and its offices and facilities are located throughout the world, requiring a number of our executives to travel extensively and to attend a number of industry and client activities that are social in nature where the presence of the spouse is both expected and beneficial.

        The cost to the Company of all benefits and perquisites provided to executive officers is included in FWC's competitive analysis and in the annual tally-sheet presentation to the Committee on total compensation paid to executives.

  Stock Ownership Requirements.

        In addition to stock ownership guidelines for directors set out in "Corporate Governance and Board of Directors Matters — Stock Ownership Guidelines" on page 14 of this Proxy Statement, the Company has stock ownership requirements for its executives and other key employees. Within three years of being appointed an executive or other key employee of the Company, or being promoted to a position requiring increased ownership, the executive or employee is required to directly own Common Stock having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary:

LEVEL	BASE SALARY MULTIPLE

Chief Executive Officer	5
Chief Operating Officer	4
Senior Vice Presidents	3
Vice Presidents	2
Other Executive Long-Term Incentive Program Participants	2

        All executive officers who are not in a three-year grace period are in compliance with their ownership requirement. The ownership interest of the Named Executive Officers, individually, and executives as a whole, is set out in "Security Ownership of Management" on page 39 of this Proxy Statement.

  Employment, Severance and Change-in-Control Arrangements.

        • Employment Contracts.    We have no employment contracts with any of our executive officers other than Mr. Myers. After March 31, 2008, Mr. Myers will no longer be an officer of the Company, and as of this date his original employment contract will have been replaced by a letter agreement that provides for continued employment and payment of salary and benefits, and participation in our annual incentive bonus program, for up to 12 months from that date. This agreement will terminate earlier if terminated by Mr. Myers for any reason or by the Company for cause with no further liability thereunder owed Mr. Myers. Since Mr. Myers will no longer be an officer after March 31, 2008, he is not eligible to participate in the Company's Executive Severance Plan or any change of control program after that date.

        • Executive Severance Policy.    The Company has an Executive Severance Policy for all executive officers, including the Named Executive Officers other than Mr. Myers. It provides for salary and welfare benefit continuation of 12 months for a covered executive if his or her employment with the Company is terminated by the Company for other than cause. Participation in the annual incentive plan is prorated through the last day of employment and determined based on achievement of the goals and objectives established for the applicable year. No bonus entitlements are earned during the severance period.

        We provide executive severance because senior-level employees, to a greater extent than other salaried employees, serve at the pleasure of the Company and are decidedly "at-will" employees, meaning that the Company may terminate them, at any time, for any reason, without any liability to them. This program recognizes the impact on individuals of the Company's flexibility to make changes at the executive level and the relatively more difficult employment transition that higher-paid employees have when terminated with possibly little or no notice.

        • Change-in-Control Agreements.    The Company has agreements with eight executive officers, including Messrs. Moore, Carne and Lemmer, but excluding Messrs. Erikson and Myers. The agreements are described in "Payments Upon Change In Control" on page 33 hereof.

        We recognize that, as is the case with many publicly-held corporations, the possibility of a change in control may arise and that such possibility, and the uncertainty and questions that it may raise among our executive officers, may result in the departure or distraction of one or more of them to the detriment of the Company and our stockholders. Since we consider the establishment and maintenance of a sound and vital management team to be essential to the protection and enhancement of the best interests of the Company and our stockholders, the Board of Directors has determined that appropriate steps be taken to assure the Company of the continuation of service by certain executive officers, and to reinforce and encourage their attention and dedication to their assigned duties without distraction in circumstances arising from the possibility of change in control. The Board believes it important, should the Company or our stockholders receive a proposal for or notice of a change in control, or consider one itself, that our executives be able to assess and advise the Company whether such transaction would be or is in the best interests of the Company and our stockholders, and to take such other action regarding such transaction as the Board determines to be appropriate, without being influenced by the uncertainties of their own situation.

        We also believe that entering into change-in-control agreements with some of our executive officers has helped us attract and retain the level of executive talent needed to achieve the Company's goals. The elements of severance and the amounts of each were approved by the Committee at the time the agreements were entered into, or most recently modified, based on the Committee's assessment of what was appropriate and competitive at that time.

  Tax Implications of Executive Compensation.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the executives. For 2007 and 2008, Mr. Erikson's base salary exceeded and will exceed this limit by $25,000, and, as a result, this amount will not be tax deductible.

        Certain performance-based compensation approved by stockholders is not subject to this deduction limitation and is deductible, and as a result annual incentive bonuses paid pursuant to our Management Incentive Compensation Plan, and stock options and RSUs granted under the Company's 2005 Equity Incentive Plan, generally will qualify as performance-based compensation and should be deductible. However, the Committee and/or the Board of Directors may from time to time, in circumstances it deems appropriate, award compensation in addition to these stock options and RSUs and annual performance-based awards that may not be deductible in order to compensate executives in a manner commensurate with performance and the competitive market for executive talent.

Summary Compensation Table

        The following table sets forth the compensation earned for services rendered to the Company for the fiscal year ended December 31, 2007 by the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Sheldon R. Erikson Chairman and Chief Executive Officer	2007 2006	1,025,000 950,000	0 0	1,470,505 1,924,620	5,666,134 5,971,056	1,470,260 1,900,000	248,342 258,053	387,262 294,762	10,267,503 11,298,491
Franklin Myers Senior Vice President and Chief Financial Officer	2007 2006	450,000 420,000	0 0	288,032 170,176	1,151,373 1,298,612	387,288 504,000	103,366 74,012	115,849 78,908	2,495,908 2,545,708
Jack B. Moore President and Chief Operating Officer	2007 2006	450,000 350,000	0 0	293,626 141,816	974,884 732,129	484,110 447,216	82,139 50,814	119,954 47,552	2,404,713 1,769,527
John D. Carne Senior Vice President & President, Drilling and Production Systems Group	2007 2006	350,000 300,000	0 0	355,909 151,944	1,505,243 571,072	211,915 396,000	56,094 39,195	174,968 47,217	2,654,129 1,505,428
William C. Lemmer Senior Vice President, General Counsel & Secretary	2007 2006	360,000 325,000	0 0	219,358 109,736	726,493 580,909	284,011 325,000	57,630 53,133	120,179 61,172	1,767,671 1,454,950
(1)
The amounts included in the "Stock Awards" and "Option Awards" columns represent the compensation cost we recognized in 2007 and 2006 determined in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 8 to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2007 and 2006. The restricted stock unit awards granted on January 1, 2007, were earned in 2007. The awards entitled the executive to receive a number of shares of Common Stock equal to the number of units earned upon vesting. Target values for the 2007 awards were established for each executive's awards and were converted into numbers of restricted stock units based on the volume weighted average price on the New York Stock Exchange of the Common Stock on December 31, 2006. The number of units actually earned in 2007 was 143.4% of the target number based on performance against goals for earnings per share, cash flow and return on equity in 2007. The units earned in 2007 vest 100% on January 1, 2010. Stock options were granted on November 15, 2007, at a price equal to the closing price of the Company's Common Stock on the date of grant and vest in three equal annual increments beginning on November 15, 2008.

(2)
The amount shown for each Named Executive Officer in the "Non-Equity Incentive Plan Compensation" column is attributable to MICP awards earned in fiscal years 2007 and 2006, but paid in 2008 and 2007, respectively.

(3)
These figures include amounts due to pension value earned under the Retirement Plan and pension values earned under the Company's Excess DB Plan for 2007 as follows: For a discussion of valuation assumptions, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2007 and 2006:

	2007
	Retirement Plan ($)	Excess DB Plan ($)

Sheldon R. Erikson	17,481	230,861
Franklin Myers	23,794	79,572
Jack B. Moore	22,783	59,356
John D. Carne	15,516	40,578
William C. Lemmer	16,910	40,720
(4)
The figures set out as "Other Annual Compensation" for 2007 are comprised of the following:

Name	Club Dues $	Spouse Travel $	Tax Gross-Up $	Excess Life $	Interest Credit on Restricted Cash $(1)	Company Contributions to Retirement Savings Plan $	Welfare Benefits $	Financial Planning Services $	Excess Defined Contribution Plan $(3)

Sheldon R. Erikson(2)	43,537	26,431	7,396	14,478	35,347	10,125	16,119	8,875	219,847
Franklin Myers	8,541	1,679	963	2,064	9,371	10,125	10,301	8,875	63,930
Jack B. Moore	27,272	26,537	15,221	1,104	6,521	10,125	9,798	7,000	16,376
John D. Carne(4)	7,687	54,084	31,021	1,548	5,225	10,125	10,030	9,375	45,813
William C. Lemmer(4)	11,204	10,544	6,048	2,455	5,938	10,125	3,171	9,375	59,606
(1)
These amounts were paid in 2007, but earned in 2006. The restricted cash awards granted in 2004, earned in 2005, were equal to the executive's annual bonus award under the Company's Management Incentive Plan (MICP), and were subject to the same risk of performance against goals as the MICP award. The awards earned were paid 25% in each of 2006 and 2007 and the remaining 50% in 2008. Restricted cash awards were awarded in lieu of restricted stock awards in 2004.

(2)
Mr. Erikson also received $5,107 for an Executive LTD premium payment.

(3)
Includes the Company's contribution and interest.

(4)
Mr. Carne and Mr. Lemmer also received auto expenses in the amount of $60 and $1,713, respectively.

Grants of Plan-Based Awards in Fiscal Year 2007

        This table discloses the actual number of stock options and restricted stock awards granted and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
									All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
												Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
Name (a)	Grant Date (b)	Committee Approval Date (1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Sheldon R. Erikson	02/28/07 01/01/07 11/15/07	02/21/07 11/08/06 11/14/07	512,500	1,025,000	2,050,000	0	55,428	110,856		400,000		44.01	4,126,920
Franklin Myers	02/28/07 01/01/07 11/15/07	02/21/07 11/08/06 11/14/07	135,000	270,000	540,000	0	14,599	29,198		150,000		44.01	1,547,595
Jack B. Moore	02/28/07 01/01/07 11/15/07	02/21/07 11/08/06 11/14/07	168,750	337,500	675,000	0	18,248	36,496		160,000		44.01	1,650,768
John D. Carne	02/28/07 01/01/07 11/15/07 08/31/07	02/21/07 11/08/06 11/14/07 (5)	105,000	210,000	420,000	0	11,354	22,708		140,000 2,100	(5)	44.01 40.89	1,444,422 24,822
William C. Lemmer	02/28/07 01/01/07 11/15/07	02/21/07 11/08/06 11/14/07	99,000	198,000	369,000	0	10,706	21,412		112,000		44.01	1,155,538
(1)
A discussion of Grant Practices is included on page 21 of this Proxy Statement.

(2)
The amounts shown reflect the 2007 Management Incentive Compensation Plan ("MICP") awards. In February 2007, our Compensation Committee established target MICP awards, expressed as a percentage of each executive's 2007 base salary, and individual and Company performance goals for the purpose of determining the amount to be paid out under the MICP for the year ended December 31, 2007. For 2007, the target percentages were: 100% for Mr. Erikson; 75% for Mr. Moore; 60% for Messrs. Myers and Carne; and 55% for Mr. Lemmer. The amount shown in the dollar amount of the "target" column represents the target award of each executive officer for 2007 base salary. The amount shown in the "maximum" column represents the maximum amount that could be paid under the MICP for 2007. The amount shown in the "threshold" column represents the amount payable under the MICP if only the minimum level of Company achievement of performance goals had been attained, which is 50% of the target award. Please see "Compensation Discussion and Analysis — Components of Executive Compensation — Annual Incentives" on page 18 of this Proxy Statement for more information regarding Cameron's MICP and the 2007 MICP awards and performance measures.

(3)
The amounts shown reflect grants of performance-dependent Restricted Stock Units under our EQIP. Each grant represents a right to receive one share of Cameron Common Stock for each vested unit. The amount of performance shares that vest is determined by performance against established performance goals. See "Executive Compensation — Compensation Discussion and Analysis — Components of Executive Compensation — Long-Term Incentives" on page 20 of this Proxy Statement for more information.

(4)
The amounts included in the "Grant Date Fair Value of Stock and Option Awards" column represent the full grant date fair value of the awards computed in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(5)
This grant was made pursuant to the reload feature of the Company's Long-Term Incentive Plan in effect prior to mid-2005. These grants result from actions by the holder. No Committee or Board approval is involved. See "Executive Compensation — Compensation Discussion and Analysis — Components of Executive Compensation — Long-Term Incentives — Stock Options" on pages 21-22 of this Proxy Statement for more information" on this feature.

        As discussed above, options normally vest at a rate of 33 1/3% per year over the first three years of a seven-year option term. The impact of termination on vesting and exercisability of stock options, as well as the vesting of restricted stock grants, is set out below:

RSUs
Stock Options
Exercise Rights
Termination Circumstances	Vesting	Exercise Rights	Vesting

Voluntary	Ceases	90 days	Ceases	N/A
Age 60 with 10 yrs service	Continues*	Lesser of 3 years or Grant Term	Continues*	N/A
Age 65 with 10 years of service	Continues	Grant Term	Continues	N/A
Death	Accelerates*	Lesser of 3 years or Grant Term but 12 months minimum	Accelerates*	N/A
Disability	Accelerates*	Lesser of 3 years or Grant Term but 12 months minimum	Accelerates*	N/A
Reduction in Force	Continues*	Lesser of 3 years or Grant Term but 12 months minimum	Continues*	N/A
For Cause	All vested and unvested shares forfeited	N/A	Ceases	N/A
Change-in-Control successor does not assume the award or grant a new one	Accelerates	Grant Term	Fully Accelerates	N/A
*
The number of options or RSUs that vest if employment is terminated within one year from date of grant will be reduced to a proportion that reflects the portion of the year employed.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows outstanding stock option awards classified as "exercisable" and "unexercisable" as of December 31, 2007, for the Chief Executive Officer, Chief Financial Officer, and the Named Executive Officers as well as restricted stock unit awards that were not yet vested as of December 31, 2007.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Sheldon R. Erikson	— 200,000 50,000 — — 200,000	400,000 400,000 — 7,256 192,744 200,000	(3) (4) (5) (5) (6)	— — — — — —	44.01 26.93 13.86 13.78 13.78 18.28	2014 2013 2012 2012 2012 2012	— — — — — —	— — — — — —	80,306	(14)	3,865,128
Franklin Myers	— 83,334 66,666 —	150,000 166,666 66,666 86,664	(7) (8) (6) (5)	— — — —	44.01 26.93 18.28 13.78	2014 2013 2012 2012	— — — —	— — — —	21,300		1,025,169
Jack B. Moore	— 83,334 — 41,368	160,000 166,666 60,000 —	(9) (8) (6)	— — — —	44.01 26.93 18.28 12.58	2014 2013 2012 2011	— — — —	— — — —	17,752		854,404
John D. Carne	— 2,100 66,668 120,000 34,700 1,316	140,000 — 133,332 60,000 — —	(10) (11) (6)	— — — — — —	44.01 40.89 26.93 18.28 12.58 10.73	2014 2013 2013 2012 2011 2010	— — — — — —	— — — — — —	15,214		732,250
William C. Lemmer	— 50,000 — 34,700	112,000 100,000 40,000 —	(12) (13) (6)	— — — —	44.01 26.93 18.28 12.58	2014 2013 2012 2011	— — — —	— — — —	13,736		661,114
(1)
Based on the closing price of our common stock as of December 31, 2007 ($48.13), as reported on the New York Stock Exchange.

(2)
Restricted Stock Units vest, or have previously vested, in increments of 12.5%, 12.5% and 75% on February 20, 2007, February 28, 2008, and February 28, 2009, respectively.

(3)
Options vest in three increments of 133,334 on November 15, 2008, 133,334 on November 15, 2009, and 133,332 on November 15, 2010.

(4)
Options vest in two equal increments of 200,000 on November 9, 2008, and November 9, 2009.

(5)
Options vest on March 10, 2008.

(6)
Options vest on November 10, 2008.

(7)
Options vest in three equal increments of 50,000 on November 15, 2008, November 15, 2009, and November 15, 2010.

(8)
Options vest in two increments of 83,334 on November 9, 2008 and 83,332 on November 9, 2009.

(9)
Options vest in three increments of 53,334 on November 15, 2008, 53,334 on November 15, 2009 and 53,332 on November 15, 2010.

(10)
Options vest in three increments of 46,668 on November 15, 2008, 46,666 on November 15, 2009, and 46,666 on November 15, 2010.

(11)
Options vest in two equal increments of 66,666 on November 9, 2008 and November 9, 2009.

(12)
Options vest in three increments of 37,334 on November 15, 2008, 37,334 on November 15, 2009, and 37,332 on November 15, 2010.

(13)
Options vest in two equal increments of 50,000 on November 9, 2008, and November 9, 2009

(14)
These awards would be subject to immediate distribution upon Mr. Erikson's retirement or otherwise leaving the Company pursuant to the terms of the grant agreement.

Option Exercises and Stock Vested

        The following table provides additional information about the value realized by the persons named in the Summary Compensation Table above on option exercises and stock award vesting during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Sheldon R. Erikson	1,044,016	26,101,699	11,474	325,403
Franklin Myers	282,816	5,926,434	3,044	86,328
Jack B. Moore	95,982	2,628,167	2,536	71,921
John D. Carne	85,208	2,221,278	2,174	61,655
William C. Lemmer	93,684	1,756,918	1,964	55,699

Pension Benefits Table

        The following table discloses the years of credited service of, and the actuarial present value of the accumulated pension benefits as of December 31, 2007, as well as pension payments during the last fiscal year to each of the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers under our qualified plan and our unfunded excess plan.

Name (a)	Plan name (b)	Number of years credited service (c)	Present Value of Accumulated Benefit ($)(d)		Payments During Last Fiscal Year ($)(e)

Sheldon R. Erikson	Retirement Plan Excess Defined Benefit Plan	13 13	190,115 1,182,364		0 0
Franklin Myers	Retirement Plan Excess Defined Benefit Plan	12 12	129,044 302,071		0 0
Jack B. Moore	Retirement Plan Excess Defined Benefit Plan	8 8	113,841 158,021		0 0
John D. Carne	Retirement Plan UK Retirement Plan Excess Defined Benefit Plan	37 8 37	66,356 648,119 87,515	(1)	0 0 0
William C. Lemmer	Retirement Plan Excess Defined Benefit Plan	8 8	116,503 166,180		0 0
(1)
This amount represents Mr. Carne's vested pension benefit as of December 31, 2007, in the Cooper Cameron (UK) Limited Retirement Benefits Plan.

        Assumptions:

  •
  Measurement Date: December 31, 2007

  •
  Interest Rate for Present Value: 5.00%

  •
  Interest Crediting Rate: 5.00%

  •
  Mortality (Pre Commencement): None

  •
  Mortality (Post Commencement): Not applicable (account balance payable as a lump sum)

  •
  Withdrawal and disability rates: None

  •
  Retirement rates: None prior to Age 65

  •
  Normal Retirement Age: Age 65

  •
  Accumulated benefit based on actual balances as of December 31, 2007

For more information on our valuation assumptions, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2007 and 2006.

        Methods:

  •
  Account balances as of the measurement date were projected with interest to normal retirement age (age 65) at the assumed interest crediting rate of 5.00% and discounted back to the measurement date at 5.00%. If the current age is 65 or greater, then account balances as of the measurement dates are shown. Grandfathered balances were not considered in determining values attributable to the Retirement Plan as they are only applicable for annuity forms of payment.

Benefits are computed using total wages, including base salary, bonus and non-equity incentive plan compensation, but excluding items such as severance pay and expense reimbursement. Benefits provided under the retirement plan are based on compensation up to a compensation limit under the Internal Revenue Code (which was $225,000 in 2007). For employees with compensation in excess of $225,000, benefits are provided under the Excess DB Plan in excess of the compensation limit under the IRS Code. In addition, benefits provided under the Retirement Plan may not exceed a benefit limit under the IRC (which in 2007 was $180,000 payable as a single life annuity beginning at normal retirement age). The benefits under the retirement plan are based on a cash balance formula whereby the balance is increased each year by interest and salary credits. The salary credit is 3% of the executive's annual compensation up to the Social Security Wage Base and 6% for compensation over the Wage Base; Interest credits are based on the change in the Consumer Price Index plus 2.50%.

        If the participant continues to work with the Company until at least age 55 with 5 years of service, the account balances of both plans are payable immediately upon termination. If the participant terminates employment prior to attaining age 55, the benefit may not commence prior to age 55 and the account balances will grow with interest credits until commencement. The account balances are payable as a lump sum or an equivalent annuity once a participant meets eligibility for early retirement. Effectively, the annuity is actuarially reduced for early retirement. The benefit formula for early retirement is the same as the benefit formula for normal retirement. At year end 2007, Messrs. Erikson, Carne and Lemmer had attained eligibility for immediate retirement, but Messrs. Myers and Moore were not eligible for immediate retirement. The account balances are payable as a lump sum or an equivalent annuity once a participant meets eligibility for early retirement (age 55 with 5 years of service).

        The foregoing summarizes the retirement plan and Excess DB Plan as in effect through December 31, 2007. As discussed on page 22, these plans are in the process of being terminated and accruals under both plans ceased on December 31, 2007.

Nonqualified Deferred Compensation

        The following table discloses contributions, earnings, withdrawals or distributions and balances of each of the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers under our unfunded non-qualified ERISA-excess defined contribution plan. Certain of the amounts set out in this table are included in payments reported in the Summary Compensation Table.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at December 31, 2007 ($)(f)

Sheldon R. Erikson	189,921	142,441	77,406	0	1,787,671
Franklin Myers	91,003	41,507	22,423	0	535,089
Jack B. Moore	8,584	3,863	12,513	0	284,943
John D. Carne	62,845	28,891	16,922	0	405,237
William C. Lemmer	90,887	28,955	30,651	0	705,177

Potential Payments Upon Termination or Change in Control

        As discussed in the Compensation Discussion and Analysis, we have an Executive Severance Policy under which all of the Named Executive Officers, other than Mr. Myers, would be entitled to benefits if they are terminated by the Company for reasons other than cause, death, disability or retirement, and we also have an employment contract with Mr. Myers and change in control agreements with Messrs. Moore, Carne and Lemmer.

Payments Under Executive Severance Plan

        These are the payments that would be made to the Named Executive Officers if employment had terminated on December 31, 2007.

Name	Salary Continuation ($)	Benefits Continuation ($)	Total ($)

Sheldon R. Erikson	1,025,000	16,119	1,041,119
Jack B. Moore(1)	800,000	9,798	809,798
John D. Carne(1)	500,000	10,030	510,030
William C. Lemmer	390,000	3,171	393,171
(1)
The amounts shown in the table are based on the assumption severance occurs after the effective date of the April 1, 2008 salary increases for Messrs. Moore and Carne.

Payments Upon Change in Control

        The change-in-control agreements entitle the executive, if executive is discharged without cause or resigns for good reason in conjunction with, or within two years, of a "change in control," to a payment equal to three times (i) base salary; (ii) the higher of the officer's target annual bonus for the year of termination or highest bonus earned by the officer during any of the past three years; and (iii) value of annual benefits and perquisites. It also entitles the executive to accelerated vesting of options granted under the Company's long-term incentive plans and, in the event of a tender offer, the right to tender his or her shares of Common Stock to the Company, including those acquired by the exercise of stock options following an accelerated vesting, in proportion to the total number of shares actually tendered and at the tender offer price or fair market value of any exchange security. This agreement also provides that if any payments made under the agreement would cause the executive to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then the Company will pay the executive an excise tax premium in a sufficient amount to make the executive whole with respect to any additional tax that would not have been payable but for the excise tax provision.

        "Good Reason" for termination includes any of the following events which occur without his or her consent: a change in status, title(s) or position(s) as an officer of the Company that is not a promotion; a reduction in base salary; termination of participation in an ongoing compensation plan; relocation; failure of a successor of the Company to assume the agreement; termination by the Company other than for cause; prohibition from engaging in outside activities permitted by the agreement; or any continuing material default by the Company in the performance of its obligations under the agreement, a "change in control" of the Company will occur, for purposes of this agreement, if (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or subsequent members approved by two-thirds of the current members, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company's stockholders own less than 70% of the outstanding voting securities of the surviving or resulting corporation or entity;

(iv) the Company is merged or consolidated with another corporation or entity and the consideration paid is part or all cash equivalent in value equal to 31% or more of the outstanding voting securities of the Company; (v) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company's voting securities; or (vi) there has been a disposition of all or substantially all of the Company's assets.

Payments Upon Termination In Connection With a Change In Control

        The following table sets out the payments that would be made in the event any of the Named Executive Officers were terminated on December 31, 2007, as a result of a change in control of the Company for reasons other than cause, death, disability or retirement or if the officer terminated for "good reason". While Mr. Myers had an employment contract on December 31, 2007 that provided for benefits upon a change in control, that contract terminated as of March 31, 2008, and has been replaced by one which makes no provision for any payments upon a change in control. A description of his new contract can be found under the discussion of employment contracts beginning on page 23 hereof.

Payments Upon Termination In Connection With Change In Control

			Accelerated Vesting of Outstanding Awards
Name	Cash Severance Payment		Stock Options(2) ($)	Restricted Stock Units(3) ($)	Cash(4) ($)	Excise Tax Gross-Up Payment(5) ($)	Total ($)

Sheldon R. Erikson	-0-	(1)	-0-	-0-	933,972	-0-	933,972
Franklin Myers	3,110,622		-0-	-0-	247,611	-0-	3,358,233
Jack B. Moore	3,330,385		5,983,496	1,685,776	172,293	-0-	11,171,950
John D. Carne	2,450,600		5,194,429	1,433,484	143,354	1,457,449	10,679,316
William C. Lemmer	2,201,217		3,775,415	1,352,287	162,902	-0-	7,491,821
(1)
In the event Mr. Erikson is terminated in connection with a change in control he would be entitled to no payments under a change in control agreement but he would be entitled to payments under our Executive Severance Program. See the Payments Under Executive Severance Plan table on page 33.

(2)
Intrinsic value, which is the regular in-the-money value, of unvested options, based on a December 31, 2007, closing share price.

(3)
Face value, which is the current fair market value, of unvested restricted stock units, based on a December 31, 2007, closing share price.

(4)
Value of unpaid restricted cash. These performance-based awards were earned in 2005, and were payable in equal annual installments for three years beginning in 2006. The last payment was made on February 22, 2008.

(5)
These amounts are based on what the excise tax gross-up would have been had the payments upon change in control been calculated as of December 31, 2007, under the assumptions outlined below.

Assumptions:

1.
Change in control assumed to have occurred on December 31, 2007.

2.
All executives terminated on change in control date.

3.
Share price on date of change in control equal to the December 31, 2007, closing price of $48.13.

4.
Base amount calculations based on taxable income for years 2002 - 2006 and annualized for the year in which the executive commenced employment or was first subject to US income tax.

5.
All executives subject to maximum federal (35%), Medicare (1.45%) and excise taxes (20%) for a total effective tax rate of 56.45%.

6.
All unvested stock options and RSUs vested upon change in control.

7.
All unpaid restricted cash paid out upon change in control.

8.
Parachute value attributable to unvested stock options for calculation of excise tax gross-up calculated using a Black-Scholes model with following inputs:

(a)
actual exercise price of each option

(b)
year-end closing price of $48.13 per share

(c)
volatility of 31.2% (used for option grants made in November 2007)

(d)
expected term of 2.6 years (used for option grants made in November 2007)

(e)
risk-free rate of 3.4% (used for option grants made in November 2007)

9.
Any bonuses paid for 2007 performance are considered to have been earned for services rendered, and not considered parachute payments for calculation of an excise tax gross-up.

Payment Upon Change In Control With Continued Employment

        In the event of a change in control that did not result in termination, executive officers, including the Named Executive Officers, would be entitled to accelerated vesting of stock options, restricted stock units and restricted cash. For Messrs. Moore, Carne and Lemmer, and 5 other executive officers, acceleration would result pursuant to the terms of their change in control agreements. Mr. Myers would have been entitled to accelerated vesting of options and RSUs on December 31, 2007 under the terms of his then existing employment contract, and Mr. Erikson under the terms of the grant agreements that are the same for all recipients. The definition of change in control for Messrs. Moore, Carne and Lemmer is in their change in control agreements described above, and for Mr. Myers in his employment contract, and for Mr. Erikson in his grant agreement, and is the same as the definition of change in control in the change of control agreements except that a change in control resulting from a merger or consolidation as defined in part (iii) of the definition does not occur unless the Company's stockholders own less than 20% for Mr. Myers, and 50%, for Mr. Erikson, of the outstanding voting securities of the surviving or resulting corporation or entity. The value of this acceleration would be the same amounts as those shown under "Accelerated Vesting of Outstanding Awards" in the table above.

Compensation Committee Report

        We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company's 2008 Stockholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on these reviews and discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this, the Company's Proxy Statement.

Compensation Committee, Peter J. Fluor Nathan M. Avery C. Baker Cunningham

AUDIT-RELATED MATTERS

Report of the Audit Committee

        The Audit Committee of the Board of Directors is composed of three directors, independent and otherwise qualified, as required by the New York Stock Exchange, and operates under a written charter approved by the Board. Its Charter is available for review on our website.

        Management is responsible for the adequacy of the Company's financial statements, internal controls and financial reporting processes. The independent registered public accountants are responsible for: (1) performing an independent audit of the Company's consolidated financial statements and expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted auditing standards and (2) expressing their opinion as to the effectiveness of the Company's internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes and otherwise assisting the directors in fulfilling their responsibilities relating to corporate accounting and reporting practices and to the reliability of the financial reports of the Company. The functions of the Audit Committee are focused primarily on four areas:

  •
  The quality and integrity of the Company's financial statements,

  •
  The scope and adequacy of the Company's internal controls and financial reporting processes,

  •
  The independence and performance of both the Company's internal auditors and of its independent registered public accountants, and

  •
  The Company's compliance with legal and regulatory requirements related to the filing and disclosure of the quarterly and annual financial statements of the Company.

        The principal functions of the Audit Committee include:

  •
  Selecting the independent registered public accountants, and approving the scope, timing and fees of the annual audit as well as approving, in advance, any non-audit services to be provided by the independent registered public accountants;

  •
  Reviewing the scope and adequacy of the internal audit function, plans and significant findings;

  •
  Meeting with management and with the independent registered public accountants to review the scope, procedures and results of the audit, the appropriateness of accounting principles and disclosure practices, and the adequacy of the Company's financial and auditing personnel and resources;

  •
  Meeting with management and the internal auditors and independent registered public accountants to review the Company's internal controls, including computerized information systems controls and security;

  •
  Reviewing the Company's financial statements and earnings releases prior to filing;

  •
  Reviewing significant changes in accounting standards and legal and regulatory matters that may impact the financial statements;

  •
  Overseeing the Company's compliance policies and programs, and meeting with management to review their adequacy and effectiveness.

  •
  Conferring independently with the internal auditors and the independent registered public accountants in carrying out these functions.

        To be in a position to accept the Company's 2007 consolidated financial statements, the Audit Committee took a number of steps:

  •
  Approved the scope of the Company's internal and independent audits;

  •
  Met with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  Reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and received management's representation that the Company's financial statements were prepared in accordance with generally accepted accounting principles;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, including their judgments as to the quality, not just the acceptability, of the Company's accounting principles, estimates and financial statements and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States; and

  •
  Discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

        Based on the Audit Committee's discussions with management, the director of internal audit and Ernst & Young LLP, and the Committee's review of the representations of management and reports of Ernst & Young LLP to the Audit Committee, the Audit Committee approved the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE, Michael E. Patrick, Chairman David Ross III Bruce W. Wilkinson

Audit Committee Financial Experts

        Our Board has determined that all three of the members of our Audit Committee, Messrs. Patrick, Ross and Wilkinson, are "audit committee financial experts" as that term is used in SEC regulations.

Principal Accounting Firm Fees

        The following table sets forth the U.S. dollar equivalent fees billed or to be billed by the Company's principal accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2007 and 2006.

	Year Ended December 31
	2007 ($)	2006 ($)

Audit Fees(1)	3,144,647	3,456,800

Audit-Related Fees:
Due diligence services	—	266,200
Benefit plan audits	32,300	39,600
Accounting consultations	71,400	37,100
Other	—	1,000

	103,700	343,900

Tax Fees:
Tax compliance, consulting and advisory services	118,600	202,400

All Other Fees:
Other permitted advisory services	—	1,000

Total	3,366,947	4,004,100

(1)
Included within Audit Fees are services for the Company's annual audit and internal control audit, quarterly reviews, and international statutory audits required by various government authorities.

        The Audit Committee performs an annual review and approves the scope of services and proposed fees of the Company's principal accounting firm. Any projects not specifically included in this approval will be reviewed and approved in advance by the Chairman of the Audit Committee and will be reviewed by the full Audit Committee at the next regularly scheduled meeting.

        The Audit Committee also considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm's independence.

Pre-approval Policies and Procedures

        An Audit Committee policy requires advance approval of all audits, audit-related, tax and other services performed by the independent registered public accountant. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accountant is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any such decisions to the Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of February 20, 2008, unless otherwise noted, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission) by each current director and nominee for director, by each executive officer named in the Summary Compensation Table included herein who is not also a director, and by all directors, director nominees, and executive officers as a group.

Directors	Number of Shares of Common Stock Owned		Number of Shares That May Be Acquired By Options Exercisable Within 60 Days(1)	Percent of Class

Nathan M. Avery	24,000		0	*
C. Baker Cunningham	78,184		24,000	*
Peter J. Fluor	24,000		24,000	*
Sheldon R. Erikson	2,599,713	(2)	450,000	1.4
Jack B. Moore	127,978	(2)	124,702	*
Michael E. Patrick	36,800		48,000	*
David Ross III	56,000		0	*
Bruce W. Wilkinson	58,000		48,000	*
Executive Officers Named in the Summary Compensation Table Other Than Those Listed Above:
Franklin Myers	131,700		236,664	*
John Carne	51,016	(2)	222,684	*
William C. Lemmer	72,755	(2)	84,700	*
All directors and executive officers as a group (16 persons including those named above)	3,394,635		1,507,170	2.25
*
Indicates ownership of less than one percent of Common Stock outstanding.

(1)
As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after February 20, 2008.

(2)
Includes shares held in the Company's Retirement Savings Plan as of December 31, 2007.

OTHER BUSINESS

        The Board does not know of any business that will properly come before the Meeting other than that described above. If any other business should properly come before the Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

        The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of March 17, 2008:

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Common Stock

AXA Financial Inc.(1) 1290 Avenue of the Americas New York, NY 10104	24,708,935	11.3
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	11,024,364	5.0
(1)
According to a Schedule 13G/A filed with the SEC by AXA Financial Inc. ("AXA Financial"), as of January 31, 2008, AXA Financial and its subsidiary, Alliance Bernstein had sole voting power over 15,735,682 shares of Common Stock, shared voting power over 1,000,710 shares of Common Stock, and shared dispositive power over 24,708,935 shares of Common Stock. A majority of the shares reported in this Schedule 13G are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment adviser. Alliance Capital Management L.P. is a majority-owned subsidiary of AXA Financial, Inc.

(2)
According to a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates") as of December 31, 2007, Price Associates had sole voting power over 2,476,032 shares of Common Stock and sole dispositive power over 11,024,364 shares of Common Stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934 requires directors and executive officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2007, its directors, executive officers and stockholders with holdings greater than ten percent complied with all applicable filing requirements, with the exception of the following: a Form 4, Statement of Ownership of Securities, that was due on January 3, 2008, was filed on behalf of Lorne E. Phillips with the SEC on January 15, 2008.

Stockholder Proposals and Nominations for the 2009 Annual Meeting

        In order for a stockholder to be eligible to submit a proposal or nomination to the 2009 Annual Meeting, the stockholder must be a stockholder of record both when submitting the proposal or nomination and on the record date.

        If a stockholder wishes to submit a proposal for possible inclusion in the Company's 2009 proxy material, the notice must be in proper form and received at the Company's corporate headquarters on or before November 26, 2008. If a stockholder wishes to submit a proposal at the 2009 annual meeting (but not seek inclusion of the proposal in the Company's proxy material), the notice must be in proper form and received at the Company's corporate headquarters between February 14 and March 17, 2009.

        To be in proper written form, a stockholder's notice of a proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        If a stockholder wishes to submit a director nomination to the Nominating and Governance Committee for consideration as a Company director nominee, the stockholder should follow the procedures set out in "Corporate Governance and Board of Directors Matters — Director Selection Process," on pages 11-12 of this Proxy Statement. If a stockholder wishes to submit a director nomination to the stockholders in opposition to the Company director nominees for inclusion in the Company's 2009 proxy material, the notice must be in proper form and received at the Company's corporate headquarters on or before November 26, 2008. If a stockholder wishes to submit such a nomination at the 2009 annual meeting (but not seek inclusion of the proposal in the Company's proxy material), the notice must be in proper form and be received between February 14 and March 17, 2009.

        To be in proper written form, a stockholder's notice of a director nomination must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

SOLICITATION OF PROXIES

        The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. The cost of soliciting proxies and related services will be borne by the Company.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND
ANNUAL REPORT

        Stockholders who received printed copies of the proxy materials can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Cameron the cost of producing and mailing these documents, reduce the amount of mail you receive and help preserve environmental resources. You may sign up for this option by:

  •
  following the instructions provided on your proxy card;

  •
  following the instructions provided when you vote over the Internet; or

  •
  going to http://enroll.icsdelivery.com and following the instructions provided.

        If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access Cameron's proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on www.icsdelivery.com. You do not have to re-elect Internet access each year.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record ("street-name stockholders") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to stockholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at 713-513-3300. Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Automatic Data Processing, Inc., either by calling toll free at 1-800-542-1061 or by writing to Broadridge, Householding Department, at the return address noted on your voter instruction card. If you revoke your consent you will be removed from the "householding" program within 30 days of Broadridge's receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON
FORM 10-K

        We are mailing our 2007 Annual Report to Stockholders with this Proxy Statement to all of our record stockholders. Additional copies of Cameron's Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2007, are available without charge from our Investor Relations Department, 1333 West Loop South, Suite 1700, Houston, Texas 77027, 713-513-3300. Our SEC filings, including our 2007 Annual Report on Form 10-K, are available online, at no charge, at www.c-a-m.com, Investor Relations, SEC filings, or through the Securities and Exchange Commission's website at www.sec.gov.

By Order of the Board of Directors

William C. Lemmer
Senior Vice President, General Counsel and Secretary

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1		Electronic Voting Instructions
ADD 2		You can vote by Internet or telephone!
ADD 3		Available 24 hours a day, 7 days a week!
ADD 4 ADD 5		Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
ADD 6		VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2008

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CAM • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold

01 - Peter J. Fluor	☐	☐	02 – Jack B. Moore	☐	☐
03 - David Ross III	☐	☐

	For	Against	Abstain

2. Ratification of the Appointment of Independent Registered Public Accountants for 2008.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	C 1234567890 J N T 3 1 B V 0 1 7 2 9 3 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Cameron International Corporation

Annual Meeting of Stockholders

10:00 a.m.

May 14, 2008

Cameron

1333 West Loop South, Suite 1700

Houston, Texas

Agenda

• Call to order

• Introduction of Directors and Officers

• Election of Directors

• Ratification of the Appointment of Independent Registered Public Accountants for 2008

• General Question and Answer Period

This is your proxy. Your vote is important. It is also important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cameron International Corporation

Proxy for Annual Meeting of Stockholders

Solicited on Behalf of the Board of Directors — May 14, 2008

The undersigned stockholder(s) of Cameron International Corporation (“Cameron”) appoints each of Sheldon R. Erikson and William C. Lemmer proxy, with full power of substitution, to vote all shares of stock which the stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders of Cameron on Wednesday, May 14, 2008 at 10:00 a.m. at the Cameron corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, and at any adjournments thereof, with all powers the stockholder(s) would possess if present. The stockholder(s) hereby revokes any and all proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED: FOR THE NOMINEES FOR DIRECTOR (PETER J. FLUOR, JACK B. MOORE AND DAVID ROSS III); FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008; AND IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes voting instructions for any shares held for the stockholder in the Cameron Retirement Savings Plan and Cameron sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement.

(Please sign and date on the reverse side)